UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

October 30, 2017

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014 (Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 30, 2016, ERBA Diagnostics, Inc. (the “Company”) entered into a grid promissory note (the “Note”), made to be effective as of November 28, 2016, in favor of Erba Diagnostics Mannheim GmbH (“Erba Mannheim”), which provides for an unsecured loan of up to $1,000,000. As previously reported, under the existing terms and conditions of the Note, amounts outstanding under the Note will become due and payable on a maturity date of October 31, 2017, subject to acceleration upon the occurrence of certain specified events of default. As of October 30, 2017, $250,000 has been drawn down and is outstanding under the Note.

On October 30, 2017, the Company and Erba Mannheim entered into a First Amendment to Grid Promissory Note (the “First Amendment”), such that the maturity date of the Note has been extended from October 31, 2017 to October 31, 2018. Other than the extension of the maturity date of the Note, the terms and conditions of the Note remain the same.

The description of the First Amendment set forth under this Item 1.01 does not purport to be complete. Such description is qualified in its entirety by reference to the First Amendment (the form of which is attached hereto as Exhibit 10.1), which is incorporated by reference herein.

ERBA Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1 – First Amendment to Grid Promissory Note, dated October 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: November 1, 2017	By:	/s/ David Barka
David Barka, Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Grid Promissory Note, dated October 30, 2017.